Exhibit 32

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 10-K of Warren Resources, Inc. (the "Company") on Form 10-K for the year ending December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "report"), we, Philip A. Epstein and Stewart P. Skelly, Chairman and Chief Executive Officer and Vice President, Chief Financial Officer and Chief Accounting Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes- Oxley Act of 2002, that to our knowledge:

          (1)   The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

          (2)   The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

March 6, 2014
/s/ PHILIP A. EPSTEIN Philip A. Epstein Chairman of the Board, Chief Executive Officer, and Principal Executive Officer
/s/ STEWART P. SKELLY Stewart Skelly Vice President, Chief Financial Officer and Chief Accounting Officer